                                                                   EXHIBIT 10.24

 Confidential Treatment Requested. Confidential portions of this document have been redacted and have been separately filed with the Commission


                               ALLIANCE AGREEMENT

                                     BETWEEN

                               BECHTEL CORPORATION

                                       AND

                               PROBEX CORPORATION

   CONTENTS
--------------
ARTICLE  TITLE
-------  -----

1.       ALLIANCE
2.       PARTIES COMMITMENT TO TECHNOLOGY
3.       PARTIES COMMITMENT TO FEL AND EPC
4.       MANAGEMENT OF THE ALLIANCE
5.       ALLIANCE ADVISORY GROUP
6.       COMPENSATION
7.       SCHEDULE
8.       LIABILITY EXCLUSIONS
9.       OWNERSHIP OF DATA AND INTELLECTUAL PROPERTY RIGHTS
10.      CONFIDENTIAL INFORMATION
11.      DISCLOSURE
12.      NO PARTNER RELATIONSHIP INTENDED
13.      MARKETING ASSISTANCE AND INFORMATION
14.      SOLE OWNER
15.      APPLICABLE LAW
16.      ALTERNATE DISPUTE RESOLUTION
17.      TERMINATION
18.      ORDER OF PRECEDENCE
19.      FAIR OPERATION OF AGREEMENT
20.      APPROVED VENDORS
21.      NOTICES
22.      ASSIGNMENT
23.      COMPLIANCE WITH LAW
24.      ENTIRE AGREEMENT


EXHIBIT 1         OWNERSHIP OF DATA AND INTELLECTUAL PROPERTY RIGHTS
EXHIBIT 2         LIST OF APPROVED MODULE FABRICATORS
EXHIBIT 3         INCENTIVES


Alliance Agreement                Page 2 of 37

                               ALLIANCE AGREEMENT

This Alliance Agreement is entered into effective the 31st day of January, 2001, by and between Bechtel Corporation, a Nevada Corporation with offices at 3000 Post Oak Blvd., Houston, TX (hereinafter referred to as "Bechtel") and Probex Corporation, a corporation organized pursuant to the laws of Delaware with offices at One Galleria Tower, 13355 Noel Road, Suite 1200, Dallas, Texas 75240, (hereinafter referred to as "Probex"). The foregoing shall sometimes be collectively referred to as Parties, and sometimes singularly as a Party.

                                   WITNESSETH:

WHEREAS, Probex has developed Pro Terra(TM), a proprietary process for manufacturing premium base lubricating oil from Used Oil, and Bechtel's proprietary MP Refining(TM) technology is a good complement to the finishing stage of Pro Terra(TM), and

WHEREAS, to capitalize on their respective complementary resources and capabilities, Probex wishes to obtain Bechtel's assistance in the engineering, design, procurement, and construction worldwide of Used Oil refining facilities based on the Pro Terra(TM) technology and enhanced by the MP Refining(SM) technology, including other Bechtel assistance, as herein provided; and

WHEREAS the Parties wish to maximize their respective opportunities for building Used Oil refining projects worldwide using the Probex Pro Terra(TM) technology which includes Bechtel's MP Refining(SM) technology, by having Bechtel, on an exclusive basis, design/build such projects worldwide; and to further facilitate the project financing of such projects, Bechtel will perform its services on a lump sum, turnkey engineering, procurement and construction basis, as herein provided; and

WHEREAS, Probex and Bechtel have the necessary technical competence for the provision of such services and wish to participate in such opportunities on the basis of this Agreement; and

WHEREAS, Probex and Bechtel each have proprietary technology applicable to Used Oil refining and other proprietary data, and Bechtel has proprietary know-how and automated processes for designing and constructing process plants as well as other proprietary data; and

WHEREAS, Probex and Bechtel are intent on establishing a cooperative approach to providing a competitive product design pertaining to Used Oil processing technology and the Used Oil processing industry in general; and

WHEREAS, the Parties desire to set forth their respective rights, interests and obligations as Alliance participants.

NOW, THEREFORE, the Parties hereby agree as follows:


Alliance Agreement                Page 3 of 37

Definitions:

Affiliate - means any corporation or partnership directly or indirectly controlling, directly or indirectly controlled by, or under direct or indirect common control with, such Party.

Agreement - means this Alliance Agreement document, agreed to and signed by the Parties, including the attached Exhibits.

Alliance - means the association of the Parties under the terms of this Agreement.

Base Salary Hourly Rate - means the hourly rate derived by dividing the gross annual salary, prior to any deductions and excluding bonuses and commissions, by 2080.

Contract Price - means all of the compensation, but not including incentives as provided in Exhibit 3, to be paid to Bechtel for a Project's scope of work, as defined in the associated EPC Contract, subject to the terms and conditions in Articles 6.3(d) and 6.4 of this Agreement.

Data - means all designs, plans, models, drawings, prints, samples, transparencies, specifications, reports, manuscripts, working notes, documentation, manuals, photographs, negatives, tapes, discs, databases, software, and any other similar items.

EPC - means the activities of project management, engineering, procurement, construction (including construction supervision), and construction management, as applicable.

EPC Contract(s) -- means a document separate and distinct from, and independent of, this Agreement between the Parties or their Affiliates (whether one or more) to perform EPC Services for Probex. For each specific Project that the Parties or their Affiliates pursue, an EPC Contract shall be executed by the representatives of each Party or their Affiliates, setting forth the definitive agreements of the Parties.

FEL - means front end loading to be performed by Bechtel on a cost reimbursable basis to develop designs, drawings, plans, specifications which are the basis for detailed engineering and which are required for Bechtel to provide a Funding Cost Estimate and schedule for a Project.

Funding Cost Estimate - means the cost estimate which is a deliverable from the FEL that forms the basis of the Contract Price for a Project as defined in
Article 6.3(a). [Confidential material redacted and filed separately with the Commission.]

Hazardous Wastes or Materials - means any radioactive emissions and any natural or artificial substance (either in a solid or liquid form or in the form of a gas or vapour and whether alone or in combination with any other substance) capable of causing harm to man or any other living organism supported by the environment or public health or welfare, or damage to property, including but not limited to any controlled, special, hazardous, toxic, radioactive or dangerous waste, the disposal of which (in the relevant jurisdiction) is regulated by governmental authorities.


Alliance Agreement                Page 4 of 37

MP Refining(SM) Process - means the proprietary Bechtel process for treating and purifying hydrocarbon oils wherein said oils are mixed with a substance containing N-methyl-2-pyrrolidone ("MP"), the mixture separated into layers and the MP layer separated from the remainder of the mixture.

Open Book - means the cost information used by Bechtel as the basis for producing the Funding Cost Estimate, including historical project metrics, that shall be made available to Probex. Examples of historical project metrics include, but are not limited to, such items as "Home Office hours" per piece of equipment, "Craft hours" required for installation per linear foot of pipe, etc.

Pro Terra(TM) Process - means the Probex proprietary process when used for the production of high quality lubricant base from Used Oil that sequentially embodies pretreatment, fractionation and finishing stages. When the ProTerra(TM) Process uses a Solvent Finishing Unit, the MP Refining(SM) Process will be used, to the extent herein provided.

Probex Project - shall mean construction of a Used Oil refining plants employing the ProTerra(TM) Process.

Project - shall mean the undertaking to provide Services as specified in any particular EPC Contract signed by the Parties.

Services - means the EPC services to be supplied or performed by Bechtel for Probex or its Affiliates on a lump sum basis, including, without limitation, labor, materials and equipment supplied for the construction of Used Oil refining plants.

Solvent Finishing Unit- means the unit, which is currently employed by the Parties as the finishing stage of the ProTerra(TM) Process, where the distillates from Used Oil are treated by an extraction process with N-methyl 2-pyrrolidone ("MP") solvent.

Technical Services Agreement - means a document separate and distinct from, and independent of, this Agreement, between the Parties or their Affiliates (whether one or more) to perform for Probex or its Affiliates conceptual studies, feasibility studies and any FEL work involving the Probex Pro Terra(TM) Process technology.

Technical Services Compensation - means the compensation to Bechtel or its Affiliates under a Technical Services Agreement which shall include certain of Bechtel's costs, as described in 6.1(a)(i) and 6.1(a)(ii), plus a fee as described in 6.1(a)(iii) or 6.1(b)(i) and 6.1(b)(ii) whichever applies.

Used Oil - means any hydrocarbon-based fluid comprised primarily of previously refined oil that has been partially or wholly used for its intended purpose or stored for its intended use. Used Oil includes without limitation, used lubricating oil, used metalworking oil, used hydraulic oil, used line flush oil, oil recovered from tank cleaning or condemnation operations, oil recovered from oil-contaminated water, off-test oil and off-spec oil products, and other waste lubricants of the types noted in this paragraph.


Alliance Agreement                Page 5 of 37

Willful Misconduct - shall mean an act taken with the intent to violate a manifest legal duty and with the knowledge that such act will cause injury or damage to others.

ARTICLE l - ALLIANCE

1.1 The Parties hereby align themselves as a worldwide Alliance in accordance with the terms of this Agreement for the following purposes:

         Objectives of Alliance:

         Probex owns the ProTerra(TM) Process and desires to have ProTerra(TM) become the dominant technology globally in the Used Oil recycling market. Probex plans to achieve this objective through overall optimization of the ProTerra(TM) Process to achieve lower life cycle costs for Probex plants. Probex further plans to be an equity participant in most, if not all, plants using the ProTerra(TM) Process. As a start-up company with a technology that is not commercially proven, Probex recognizes the importance of successful completion and operation of the first plants using the ProTerra(TM) Process.

         Bechtel brings lube oil processing expertise and is the process owner of the Solvent Finishing Unit step, MP Refining(SM), in the ProTerra(TM) Process. Bechtel also has extensive experience in technology optimization, integrated FEL/EPC work processes, and global procurement, which are designed to achieve the goal of reduced total installed cost for plants built by Bechtel. Bechtel has successfully demonstrated these capabilities, having significantly reduced the capital costs of plants using other process technologies. In addition, Bechtel's experience and capability will help the Alliance achieve its goals of a cost-effective plant installation, short construction schedules, improved plant operability and reliability, safe construction and operation of each plant and a timely and efficient startup of each plant. Bechtel also has a global presence that may aid Probex in the international marketing of the ProTerra(TM) Process. Bechtel's willingness to provide cost, schedule, and performance guarantees, as contemplated in this Agreement and individual Project agreements, coupled with Bechtel's reputation within the financial community, is, and will continue to be, a key advantage for Probex in seeking equity investment and project financing.

         Through the Alliance, Probex and Bechtel will integrate their complementary strengths and resources in an effort to achieve the commercial viability of the ProTerra(TM) Process. The Alliance will work to improve the competitiveness of the ProTerra(TM) Process through optimization and process improvement, with the ultimate goal of reduced life-cycle costs. The Alliance will market the ProTerra(TM) Process internationally seeking to achieve significant market penetration in the refined Used Oil market, with the goal of increasing the revenue and profits for both Parties.

         Bechtel will provide a Contract Price for each Project as described in
         Article 6 of this Agreement and a schedule of each Project as described in Article 7 of this Agreement. Schedule guarantees will include provision for payment by Bechtel of liquidated damages


Alliance Agreement                Page 6 of 37
         should the Project schedule not be met. Bechtel will also provide performance guarantees for the Services as described in Article 8 of this Agreement.

ARTICLE 2 -- PARTIES COMMITMENT TO THE PRO TERRA (TM) TECHNOLOGY

2.1 Bechtel agrees it will not license its MP Refining(SM) Process for use in processing of Used Oil unless it is included with the ProTerra(TM) Process.

2.2 Bechtel agrees it will not delay or withhold licenses for the MP Refining(SM) Process for incorporation into the ProTerra(TM) Process. Such MP Refining(SM) licenses will be issued under the terms of an agreed form of MP Refining(SM) license agreement, and if requested to do so by Probex, in addition to the MP Refining(SM) license agreement, Bechtel will provide the process guarantees and technical services for such project(s).

2.3 Subject to Article 2.2 above, Probex agrees to exclusively use the MP Refining(SM) Process as the finishing step in the ProTerra(TM) Process when a Solvent Finishing Unit is used.

2.4 Bechtel agrees it will not perform FEL or EPC services to design or construct used oil processing facilities for another processor of Used Oil.

2.5 Bechtel agrees to actively promote the ProTerra(TM) Process for the processing of Used Oil, consistent with the stated objectives of this Agreement.

ARTICLE 3 -- PARTIES COMMITMENT TO FEL AND EPC

3.1 Probex and Bechtel working together will develop economically competitive Projects (including but not limited to FEL and EPC) through actions such as the sharing of information during the Open Book Funding Cost Estimate process as well as the sharing and review of comparative project metrics on cost and schedule.

3.2 Probex and Bechtel agree to work together to improve the cost competitiveness of the ProTerra(TM) Process, including the development of standard templates and module designs, to enable the marketing of the ProTerra(TM) Process as a package product on a world-wide basis. In this regard, it shall be the goal of both Parties (without implying any commitment) to sufficiently test and prove the Pro Terra(TM) Process such that it will no longer be unproven technology; whereupon the Parties intend to commence discussions in good faith regarding the practicality of wrapping Bechtel's EPC performance guarantees, to include the Pro Terra(TM) Process.

3.3 Consistent with Article 3.1 above Probex agrees that Bechtel shall be Probex's exclusive contractor for the performance of any FEL work involving the processing of Used Oil with the Probex Pro Terra(TM) Process technology.


Alliance Agreement                Page 7 of 37

3.4 Consistent with Article 3.1 above Probex agrees that Bechtel shall be Probex's exclusive contractor for the performance of EPC on Projects involving the processing of Used Oil with the Probex Pro Terra(TM) Process technology in which Probex or its Affiliates have the actual authority through management control or other effective governance of the Project to designate and/or select the EPC contractor.

3.5 Consistent with Article 3.4 above, Probex agrees, and is committed to use commercial best efforts, to promote Bechtel as the sole source EPC contractor on Probex joint venture Projects involving the processing of Used Oil with the Probex Pro Terra(TM) Process technology. Probex agrees to use commercial best efforts to introduce Bechtel to its prospective joint venture partners and, to the extent commercially reasonable, to actively engage Bechtel in Probex's discussions with such prospective joint venture partners concerning FEL and EPC activities.

3.6 In the event Bechtel is not the contractor for the performance of EPC on Projects involving the Probex Pro Terra(TM) Process technology, the use of Bechtel documents, other than documents developed during the FEL performed by Bechtel, will be governed by Article 9.

ARTICLE 4 - MANAGEMENT OF THE ALLIANCE

4.1 Probex and Bechtel have each designated company representatives who will have prime responsibility for this Alliance at an executive officer level ("Executive Sponsors"). The Executive Sponsors will be responsible for establishing the overall strategy and objectives of the Alliance, as well as for making the key decisions that impact the performance of the Alliance.

4.2 Bechtel has designated John Duty as its Executive Sponsor for the leadership of both the business and the technical/engineering aspects of the Alliance.

4.3 Probex has designated Charles M. Rampacek as its Executive Sponsor for the leadership of both the business aspects and technical/engineering aspects of the Alliance.

4.4 The Parties may each freely substitute or change its respective Executive Sponsor as desired with another member of the senior management of such Party, upon written notice to the other Party.

ARTICLE 5 - ALLIANCE ADVISORY GROUP

5.1 An Alliance Advisory Group will be established to provide strategic direction and to set priorities for the Alliance, consistent with the decisions and direction provided by the Executive Sponsors.


Alliance Agreement                Page 8 of 37

5.2 The Alliance Advisory Group shall be comprised of up to six (6) members, with up to three (3) members being appointed by Probex and up to three (3) being appointed by Bechtel. Each member of the Alliance Advisory Group shall be an employee of their respective company. The initial members of the Alliance Advisory Group are:

                      Probex                         Bechtel
                      ------                         -------
                      Dave McNiel                    Mitch Clayman
                      Martin MacDonald               Jim Jackson
                      [to be named]                  John Dalton

5.3 The Parties may each appoint, substitute or change its respective members on the Alliance Advisory Group by written notice to the other Party.

5.4 The Alliance Advisory Group shall meet either in person or by telephone as regularly as needed, but no less frequently than four (4) times per year. The purpose of these meetings will be to consider all matters affecting the operation and administration of the Alliance.

ARTICLE 6 - COMPENSATION

6.1 For work performed or technical services provided under a Technical Services Agreement, Probex will compensate Bechtel as follows:

         a)       For a Project where Bechtel will be the EPC contractor:

                  i) Pay to Bechtel a multiple (to be agreed upon by the Parties) of the actual Base Salary Hourly Rate of the Bechtel personnel assigned to the performance of the technical services, for each hour, or part thereof, that such personnel are directly engaged in the performance of the technical services, to cover payroll and related costs, including employee benefits and related labor costs, payroll burden, overhead, computer-related expenses including off-project support and software; telephone and facsimile costs, document production and reproduction, and other office services; and

                  ii) Reimburse Bechtel for premium overtime, shift differentials, or any other associated payroll or overhead costs incurred by Bechtel in performing the FEL or related work. Such reimbursement will only be for work that is done with the prior written authorization of Probex's project manager; and

                  iii) [Confidential material redacted and filed separately with the Commission]; and

                  iv) The Technical Services Agreement will include terms for concurrent payment for technical services.

         b) For a Probex Project where Bechtel will not be the EPC contractor, Probex and its joint venture partners shall:


Alliance Agreement                Page 9 of 37

                  i) [Confidential material redacted and filed separately with the Commission]; and

                  ii) Reimburse Bechtel for premium overtime, shift differentials, or any other associated payroll or overhead costs incurred by Bechtel in performing the FEL or related work. Such reimbursement will only be for work that is done with the prior written authorization of Probex's project manager; and

                  iii) The Technical Services Agreement will include terms for concurrent payment for technical services.

         c) Reimburse Bechtel for all reasonable and necessary direct travel and living expenses directly related to the technical services incurred by Bechtel personnel directly engaged in the performance of the technical services (to the extent not directly provided or paid for by Probex), including the cost of air or land travel, lodging, meals, and incidental expenses; and

         d) Where Bechtel is the EPC contractor, Bechtel may earn incentives for any documented cost savings identified in the FEL including but not limited to incorporation of lessons learned and innovative improvements as set forth in subsection A of Exhibit 3.

6.2 For work performed in accordance with Articles 6.1(a) and (b) above, Bechtel shall maintain records and supporting documentation of costs for which it is entitled to compensation. Such records and documentation shall be kept in accordance with Bechtel's established policies, procedures and practices and generally accepted accounting principles consistently applied. After giving reasonable notice, Probex shall be allowed access to such records, during Bechtel's normal business hours during the performance of the technical services and for a period of one (1) year after completion or termination thereof, to the extent reasonably required to verify the payroll and other direct reimbursable costs (excluding established or agreed rates).

6.3 Probex will compensate Bechtel for EPC Services on a lump sum basis. The following methodology shall be employed in setting the Contract
         Price:

         a) A Funding Cost Estimate for each Project will be developed [Confidential material redacted and filed separately with the Commission] as a deliverable under the FEL for each Project.

         b) [Confidential material redacted and filed separately with the Commission]

         c) [Confidential material redacted and filed separately with the Commission]


Alliance Agreement                Page 10 of 37

         d) The Contract Price will be the sum of Articles 6.3 (a), (b), and (c) above.

6.4 The Contract Price and the Project schedule including the guaranteed completion date for each Project shall be adjusted in response to changes in the scope of the Services ordered by Probex, for changed conditions from those described in the scoping documents or other changes as set forth in the applicable EPC Contract.

         Specifically, "changes" shall include;

         a) any force majeure event (to be defined in the applicable EPC Contract) having a direct and material impact on Bechtel's schedule or costs (such as storage costs and/or costs of de-mobilization, re-mobilization, and other costs to the extent not covered by insurance, subject to a per occurrence cap on such costs to be agreed by the Parties in the EPC Contract), subject to Bechtel's reasonably commercial best efforts to mitigate the affects of any such force majeure event on the Contract Price and schedule and reasonable promptness by Bechtel in submitting contingency plans and budgets to mitigate for such events;

         b) failure or delay of Probex to perform its obligations as required in the EPC Contract, except in the case of Bechtel default;

         c) discovery of any archaeological find at the site, to the extent not reasonably discoverable by site inspection (scope of any such site inspections for archaeological artifacts to be agreed by the Parties) which may be agreed to be performed by Bechtel;

         d) discovery of unforeseen ground conditions at the site, to the extent not reasonably discoverable by site inspection (scope of any such site inspections for subsurface conditions to be agreed by the Parties) which may be agreed to be performed by Bechtel;

         e) discovery of Hazardous Wastes or Materials which are not the responsibility of Bechtel;

         f) revisions, additions, or deletions to job specification that are ordered by Probex, except if required to achieve compliance with job specifications or to correct omissions or errors made by Bechtel or it's Affiliates;

         g) deficiencies in the performance of the Probex Pro Terra(TM)Process (excluding deficiencies in the Solvent Finishing Unit or any failure of the MP Refining(SM) Process);

         h)   suspension of the Project by Probex;

         i) changes in law or regulation which have a material affect on the work and occur after the effective date of the applicable EPC Contract, and any such other matters as the Parties may agree in an EPC Contract.

         Without limiting the foregoing, Bechtel will be entitled to reimbursement for its time and expenses for the preparation of engineering, scheduling, and cost estimates expressly authorized by Probex in writing when considering possible changes.

6.5 Additional compensation in the form of incentives for outstanding performance may be earned by Bechtel, above the Contract Price as calculated in Article 6.3 (d) above, and shall be payable to Bechtel as set forth in subsection B of Exhibit 3.


Alliance Agreement                Page 11 of 37

6.6 Payment for Services will be per an agreed milestone payment schedule and upon Bechtel or its Affiliate's completion of the agreed milestone events, all as shall be incorporated into the associated EPC Contract.

6.7 For Technical Services Agreements and EPC Contracts, interest will be accrued and payable to a Party on undisputed amounts that are due and remain unpaid after the payment due date. [Confidential material redacted and filed separately with the Commission]


6.8 The terms and conditions in this Agreement represent Bechtel's baseline risk/reward profile for future Projects. Specific Project agreements, which will take precedence over this Alliance Agreement, may have altered terms and conditions based on unique project requirements, in which case the compensation methodology and amounts as set forth in
         Article 6.3, will be adjusted in later Project agreements to maintain an equitable balance between risk and reward as provided for in this Agreement.

6.9 Probex will pay to Bechtel a license fee for use of the MP Refining(SM) Process per the terms of the applicable MP Refining(SM) License Agreement.

6.10 Some compensation due Bechtel may be deferred for other considerations by mutual consent of the Parties.

6.11 Bechtel acknowledges and accepts that Probex will seek to finance all or part of the Projects on a non-recourse basis, and agrees to cooperate with Probex to take such actions, enter into such documents and agreements and, to the extent commercially reasonable and not inconsistent with this Agreement, will do other acts and things necessary to achieve such project financing and to accommodate the reasonable demands of the Project's lenders (the "Lenders").

ARTICLE 7 - SCHEDULE

7.1 Bechtel's Project schedule will be developed as a deliverable under the FEL. Bechtel will guarantee a completion date as adjusted pursuant to the terms of the applicable EPC Contract, which will be supported by liquidated damages to cover Probex's finance costs and certain fixed costs during any schedule delay to the guaranteed completion date to the extent attributable to Bechtel under an EPC Contract. Unless otherwise provided for in the EPC Contract, the guaranteed completion date shall occur after the successful completion of the agreed performance testing of the plant, and shall be evidenced by the certification of an independent engineer for the Lenders stating that the Project was constructed by Bechtel in accordance with the EPC Contract and that all conditions for guaranteed completion have been met. Unless otherwise provided for in the EPC Contract, Probex will be responsible for commissioning, startup, and operation of the ProTerra(TM) Process, other than the MP Refining(SM) Process. Bechtel will be responsible for


Alliance Agreement                Page 12 of 37
         achieving mechanical completion in time for Probex to commence commissioning, startup and operation per the project schedule. Upon filling the feed tanks to the MP Refining(SM) Process unit with design feed, Bechtel will be required to meet minimum performance criteria of the MP Refining Process by the contractually agreed guaranteed completion date. Notwithstanding anything to the contrary in this Agreement, except as stated in Article 3.2 (which remains as an Alliance goal and not as a Bechtel commitment), in no event will Bechtel warrant or guarantee the Pro Terra(TM) Process or otherwise be liable for any delays due to the deficient performance of the Pro Terra(TM) Process (other than for any deficiencies in Bechtel's design or workmanship or similar causes to the extent attributable to Bechtel, such as the delay or failure of the MP Refining(SM) Process to perform as guaranteed by Bechtel) or for delays in the testing of the Solvent Finishing Unit (if such testing is delayed by Probex's failure to deliver adequate feedstock for testing or otherwise due to delays in the testing of the Pro Terra(TM) Process unless such delays are due to Bechtel's failure to achieve mechanical completion by the scheduled contract date).

7.2 Bechtel shall assume risk of loss for damage to the Project until the completion date, as adjusted pursuant to the provisions of the applicable EPC Contract. After said date, risk of loss for damage to the Project shall be assumed by Probex and Probex shall obtain waivers of subrogation in favor of Bechtel and its Affiliates from its property insurers and shall release Bechtel and its Affiliates from liability for physical loss or damage to the Project subject to Bechtel's payment of an agreed amount per occurrence, for losses caused by Bechtel's negligence while performing warranty work. Except to the extent provided above, Bechtel and its Affiliates shall have no liability for such loss or damage to the Project property arising out of or related to its warranty obligations.

7.3 Throughout the duration of the Project and as part of the Contract Price, Bechtel shall provide Builder's Risk Insurance for the full replacement value of the Project and related insurance coverages such as, but not limited to, Delay in Start Up Insurance (ALOP), Marine Cargo and Comprehensive General Liability, and shall obtain such insurance from reputable insurers and with insurance brokers of its choice, and reasonably acceptable to Probex and its Lenders. Such insurance shall name Probex and its Lenders as additional insureds and/or loss payees and waive subrogation against Probex and its Lenders. The insurance coverages shall be subject to review by the Lenders and shall be in form, substance and limits customary in project finance projects of a size and nature similar to the Project.

ARTICLE 8 - LIABILITY EXCLUSIONS

The Parties agree that the liability limitations and releases set out in this
Article 8 shall apply to all Projects and shall be included in all EPC
Contracts.

8.1 Under no circumstances, even if caused by the gross negligence or Willful Misconduct of one of the Parties, shall either Party (their subcontractors and vendors, subject to an acceptable


Alliance Agreement                Page 13 of 37
         form of mutual release) or its Affiliates be liable to the other Party or its Affiliates for any incidental, special, consequential or punitive damages including but not limited to loss or damage resulting from loss of use, loss of profits or revenues, cost of capital, loss of goodwill or like items of loss or damage arising out of or related to the Alliance or any agreements between the Parties and each Party hereby releases the other Party and its Affiliates from all such loss or damage.

8.2 The Parties will agree on a total limit of liability of Bechtel under the applicable terms of the EPC Contract for each Project, which will be capped at a percentage of the Contract Price. This total liability cap shall apply except in the case of Willful Misconduct by Bechtel supervisory personnel (or higher) or Bechtel's obligation to re-perform deficient engineering, for which no cap shall exist, or for Bechtel's obligation to reach mechanical completion which is capped at the value of the Contract Price or such other exceptions mutually agreed by the Parties. Schedule liquidated damages and performance liquidated damages will be separately subcapped as a percentage of Contract Price, and both subcaps will be subject to the total liability cap for all liquidated damages. The Parties will agree on a subcap for warranty claims which shall be a percentage of the Contract Price, provided the warranty subcap will be further subject to the overall total liability cap.

         Bechtel agrees that if the guaranteed project milestone, referenced in
         Article 7, is not achieved by the guaranteed completion date, then Bechtel shall pay to Probex or its Affiliate liquidated damages for each day of delay starting on the guaranteed completion date in achieving such milestone, subject to an agreed subcap as set forth in the preceding paragraph. To the extent the Parties agree, the payment of schedule liquidated damages will be subject to a grace period.

         The aggregate liability of Bechtel, its subcontractors, vendors, agents or employees, with respect to claims of Probex arising out of performance or non-performance of obligations under the Project agreement(s) shall not exceed the liability limitations agreed to by the Parties in such Project agreement(s) and Probex shall release Bechtel from any liability in excess thereof.

8.3 Each Party in the Project Agreements shall defend, indemnify and hold harmless the other Party against liability for personal injury to, and damage to the property of, each Party's employees and to third-parties to the extent of that Party's negligence.

8.4 Notwithstanding the provisions of Article 8.3 above, Probex hereby releases Bechtel and its Affiliates from all liability for loss or damage to property adjacent to the Project which is owned or in the custody of Probex and/or its Affiliates and Probex further agrees to obtain the necessary waiver of subrogation from the property insurers.

         To the extent that Probex will develop a Project that is "inside the fenceline" of (or immediately adjacent to) a "host" property owner, then Probex shall use its best efforts to obtain on behalf of both Probex and Bechtel, releases from liability for direct and consequential loss or damage to the "host's" adjacent or surrounding property.


Alliance Agreement                Page 14 of 37

8.5 Subject to Bechtel's right to rely upon the adequacy, completeness, and sufficiency of the information provided by Probex, Bechtel warrants its professional engineering services and construction workmanship, the structural, mechanical, electrical and hydraulic integrity of plants engineered and constructed by Bechtel, as set forth in and limited by the terms and conditions of the applicable EPC Contract. Bechtel will also provide a process guarantee for the MP Refining(SM) Process as set forth in and limited by the terms and conditions of the applicable EPC Contract, if Bechtel is to perform the EPC Services, or of any separate process guarantee agreement(s), as applicable.

         Bechtel shall not be liable for deficiencies in any Project to the extent resulting from (i) the Pro Terra(TM) Process Technology (except for deficiencies in engineering or workmanship or to the extent covered by the MP Refining(SM) process guarantee), (ii) from design, engineering, procurement, or construction decisions made by Probex with written reservations of Bechtel, (iii) deficiencies in the Project systems and equipment resulting from decisions made at the written request of Probex, or (iv) as a result of willful or negligent acts of Probex or Probex's employees, agents or other contractors.

         Specific to 8.5 (ii) and (iii) above, Bechtel shall not be liable for deficiencies in the work or Services, including but not limited to performance deficiencies, to the extent resulting from the specific written direction or information of Probex relating to the design, engineering, procurement or construction of the Project, but only to the extent that Bechtel's reporting requirements give Probex (a) notice of a reservation in writing per a mutually agreed project procedure and within a reasonable time after the Probex requested change, and (b) Bechtel's reservations are not subsequently resolved and provided to Probex in writing per the procedure. Accordingly, any such deficiency in the work or Services about which Bechtel has not specifically reported as being resolved in accordance with subparagraph (b) of the preceding sentence, shall not be considered the result of Bechtel's failure to properly design, engineer, procure, or construct the Project, but shall instead be considered the result of a "decision made at the written request of Probex."

8.6 Probex, or its process insurer, will be liable for any process deficiencies in the Pro Terra(TM) Process technology except as otherwise stated in Article 8.5 above.

8.7 Bechtel shall only be responsible for removing, transporting, and disposing of Hazardous Wastes or Materials either brought on the site (excluding initial fills of chemicals and feedstock) by Bechtel or its Affiliates and subcontractors or produced or created as part of Bechtel's or its Affiliates' and subcontractors' construction activity on the site. Bechtel shall defend, indemnify, hold harmless and release Probex from liabilities arising out of such Hazardous Wastes or Materials for which Bechtel is responsible.

         Probex shall be responsible for all pre-existing Hazardous Wastes or Materials encountered during the work and Probex shall be responsible for Hazardous Wastes or Materials generated by Probex on the site, including initial fills of chemicals and feedstock. Other than Hazardous Wastes or Materials for which Bechtel is responsible under the


Alliance Agreement                Page 15 of 37
         preceding paragraph of this Article 8.7, Probex shall be solely responsible for removing, transporting, and disposing of Hazardous Wastes or Materials on the site. Probex shall indemnify, hold harmless and release Bechtel from liabilities arising out of Hazardous Wastes or Materials pre-existing or generated by Probex at the site.

*

8.8 Bechtel's warranty obligations shall be subject to the liability limitations in the EPC Contract.

         Bechtel will warrant for one (1) year that the EPC work and the Services will have been performed in accordance with the EPC Contract, shall be free from defects in design, workmanship and title, shall conform in all material respects to the design documents in the EPC Contract; that all permanent plant equipment and materials shall be new and free from defects, unless otherwise specifically agreed to by the Parties. Notwithstanding Bechtel's one year warranty on equipment, Bechtel shall assign, to the extent assignable, all warranties of subcontractors and equipment suppliers.

         The warranty obligations and liabilities of Bechtel will not extend to any repairs, adjustments, alterations, replacements, or maintenance that may be required as a result of normal corrosion, erosion, noise level, or normal wear and tear in the operation of the Project, or as a result of Probex's failure to operate and maintain the plant after the completion date in accordance with good operating practices or as a result of Probex's operation of the Project at conditions of service at variance with the design documents or operating manuals to be deliverables under the EPC Contract.

         EXCEPT FOR THE EXPRESS WARRANTIES SET FORTH IN THE VARIOUS AGREEMENTS AND CONTRACTS BETWEEN THE PARTIES, BECHTEL MAKES NO OTHER WARRANTIES OR REPRESENTATIONS OF ANY KIND WHATSOEVER, EXPRESS OR IMPLIED, INCLUDING ANY WARRANTIES OF MERCHANTABILITY OR FITNESS FOR PURPOSE, RELATING TO DESIGN OR OTHER SERVICES, OR TO EQUIPMENT OR MATERIALS, TO BE PROCURED BY BECHTEL.

     * Each Party will be responsible for any product generated and its disposal during commissioning an testing of their respective processes of a Probex Project.

8.9 Bechtel shall have no liability for the work performed or for the acts or omissions of any third-party contractors that perform work directly for Probex on any of the Projects and Probex agrees to defend, indemnify, and hold Bechtel harmless for all claims of loss, damage, or injury arising out of or in connection with any work performed by such third-party contractors of Probex.

8.10 The waivers, disclaimers of liability, and releases from liability, set forth in this Agreement shall apply even in the event of the fault, negligence (in whole or in part), strict liability, breach of contract, or otherwise of the Party released or whose liability is waived, disclaimed or limited and shall extend to such Party's related or Affiliated entities and its and their directors, officers, employees and agents.

8.11 Each of the Parties represent that either it is the sole owner of its interest in this Alliance or that it is authorized to bind and does bind all owners with an interest in this Alliance to the


Alliance Agreement                Page 16 of 37
         releases and limitations of liability and obligations set forth in this Agreement. Each Party further agrees that any future recipient of any interest in this Agreement will be bound by such obligations and releases and limitations of liability such that the total aggregate liability of each respective Party and such recipients shall not exceed the limits of liability set forth for that Party in the various agreements between the parties.

8.12 The remedies set forth in the EPC Contracts and the other Project agreements will be the sole and exclusive remedies of the Parties to such Project agreement(s) for the obligations and liabilities arising out of or in connection with such Project agreements.

ARTICLE 9 - OWNERSHIP OF DATA AND INTELLECTUAL PROPERTY RIGHTS

Ownership and use of Data for the ProTerra(TM) Process and the MP Refining(SM) technology, and Intellectual Property Rights associated with same, are set out in Exhibit 1.

Furthermore, Probex and its Affiliates shall not be permitted to use, provide, or otherwise transfer Bechtel's proprietary software applications or Bechtel's Key Activities for Success Execution methodology.

Notwithstanding the Intellectual Property Rights set out in Exhibit 1, engineering, procurement, and construction documents produced in accordance with Technical Services Agreements, and EPC Contracts will contain Confidential Information (defined below) proprietary to Bechtel and/or Probex which is not to be disclosed or used, in whole or in part, by anyone without the written permission of Probex and/or Bechtel, as applicable, such permission not to be unreasonably withheld. Should a contractor other than Bechtel perform EPC on a Probex Project, Bechtel shall be held harmless by the selected EPC contractor for its use of Bechtel prepared documents, other than documents prepared specifically for that Probex Project.

ARTICLE 10 - CONFIDENTIAL INFORMATION

10.1 "Confidential Information" shall mean all information disclosed by either Probex or Bechtel to each other in writing, orally, or in any other form that is identified as confidential or proprietary or that, due to the nature of the information or the circumstances surrounding disclosure, should be treated as confidential or proprietary, including but not limited to financial plans, strategic plans, customer lists, technical documentation, software (excluding the object code), and business marketing information. The Party disclosing such Confidential Information shall be the "Disclosing Party" and the Party Receiving such Confidential Information shall be the "Receiving Party." Confidential Information shall not include, however, information (i) previously known to the Receiving Party before receipt from the Disclosing Party; (ii) independently developed by the Receiving Party without access to the Disclosing Party's information; (iii) acquired by the Receiving Party from a third party which is not under an obligation to the Disclosing Party not to disclose such information; or (iv) which is or becomes publicly available through no breach by the Receiving Party of this Agreement; provided however, that, any combination of features shall not be deemed to be within the foregoing


Alliance Agreement                Page 17 of 37
         exceptions merely because individual features are in the public domain or in the Receiving Party's possession, but only if the combination itself is in the public domain, taught or suggested by another reference in the public domain, or in the Receiving Party's possession.

10.2 The Receiving Party shall maintain in confidence all Confidential Information received from the Disclosing Party for a period of ten (10) years, or such lesser period of time that the Parties may agree to, from receipt of such information, shall use such Confidential Information only as expressly contemplated by this Agreement, and shall not disclose any such Confidential Information to a third party, or use or duplicate any Confidential Information, except as expressly permitted hereunder or make any unauthorized use thereof.

10.3 The Receiving Party shall limit the disclosure of the Disclosing Party's Confidential Information to those of its employees who have a need to access such Confidential Information for their performance of this Agreement or their performance in relation to a Project. The Receiving Party shall treat such Confidential Information with the same degree of care against disclosure or unauthorized use which it affords to its own information of a similar nature, provided that the Receiving Party shall at minimum implement commercially reasonable measures to prevent such disclosure or unauthorized use. The Receiving Party shall ensure that its employees, engineers, contractors, or agents who will have access to the Disclosing Party's Confidential Information shall be under an obligation to abide by the secrecy obligations imposed on the Receiving Party pursuant to this Agreement. Further, the Receiving Party shall ensure that the Disclosing Party has the right to enforce any secrecy obligation imposed on an engineer or contractor that is provided access to Confidential Information.

10.4 In the event the Receiving Party receives a subpoena or other validly issued administrative or judicial process requesting any portion of the Confidential Information of the Disclosing Party, the Receiving Party shall promptly notify the Disclosing Party and tender to it defense of such demand. Unless the demand shall have been timely limited, quashed or extended, the Receiving Party shall thereafter be entitled to comply with such subpoena or other process to the extent permitted by law. If requested by the Disclosing Party to whom the defense has been tendered, the Receiving Party shall cooperate (at the expense of the Disclosing Party) in the defense of a demand.

10.5 The Receiving Party agrees that the unauthorized disclosure or use of the Disclosing Party's Confidential Information may cause irreparable harm and significant and immeasurable injury. Accordingly, and notwithstanding the provisions of Article 16, the Receiving Party agrees that the Disclosing Party shall have the right to seek and obtain an injunction against any breach of this Article 10 without payment of a bond prior to entry of an order enjoining the disclosure or unauthorized use of such Confidential Information.

10.6 Upon any termination of this Agreement for cause, at the Disclosing Party's request, the Receiving Party shall, at the Disclosing Party's option, either (i) return to the Disclosing Party all copies of the Disclosing Party's Confidential Information in tangible (including


Alliance Agreement                Page 18 of 37
         electronic) form; or (ii) destroy all copies of Disclosing Party's Confidential Information in tangible (including electronic) form which are not returned, and certify to the Disclosing Party that all such copies of such Confidential Information have been destroyed.

ARTICLE 11 - DISCLOSURE

11.1 In the event Probex is required to disclose this Agreement, contracts, or any work products to the United States Securities and Exchange Commission (SEC), Probex and Bechtel will consult and agree in advance on which sections will be redacted and filed separately with the SEC.

         It is agreed that any work product prepared by Bechtel shall not be disclosed in connection with any public securities offering without Bechtel's prior written consent. Any such work product shall only be disclosed to sophisticated investors with prior notification to Bechtel and with an appropriate disclaimer putting such investors on notice of the requirement to perform their own due diligence prior to making any investment. Extracts of such work product which attribute the extracted information to Bechtel will only be disclosed to third parties after prior notification to Bechtel and after these third parties have entered into appropriate confidentiality agreements with Probex and contractual relationship with Probex pursuant to which such third parties are required to have access to such excerpts in connection with the performance of their duties to Probex. Otherwise, such extracts of such work product will not be disclosed to third parties without Bechtel's prior review.

         Work product is defined as all information and documents produced by Bechtel pursuant to its contractual obligations to Probex.

11.2 In the event Bechtel is required to disclose this Agreement, contracts, or any work products to the United States Securities and Exchange Commission (SEC), Probex and Bechtel will consult and agree in advance on which sections will be redacted and filed separately with the SEC.

         It is agreed that any work product prepared by Probex shall not be disclosed in connection with any public securities offering without Probex's prior written consent. Any such work product shall only be disclosed to sophisticated investors with prior notification to Probex and with an appropriate disclaimer putting such investors on notice of the requirement to perform their own due diligence prior to making any investment. Extracts of such work product which attribute the extracted information to Probex will only be disclosed to third parties after prior notification to Probex and after these third parties have entered into appropriate confidentiality agreements with Bechtel and contractual relationship with Bechtel pursuant to which such third parties are required to have access to such excerpts in connection with the performance of their duties to Bechtel. Otherwise, such extracts of such work product will not be disclosed to third parties without Probex's prior review.

         Work product is defined as all information and documents produced by Probex pursuant to its contractual obligations to Bechtel.


Alliance Agreement                Page 19 of 37

11.3 All media releases, public announcements and public disclosures and filings by Bechtel or Probex relating to this Agreement or its subject matter, including without limitation, promotional or marketing material (but not including any announcement intended solely for internal distribution at Bechtel or Probex, as the case may be, or any disclosure or filing made to satisfy legal, accounting or regulatory requirements beyond the reasonable control of Bechtel or Probex, as the case may be) shall be coordinated with and approved by Bechtel and Probex prior to release thereof. Disclosures made by either Party to satisfy legal, accounting or regulatory requirements applicable to such Party shall be coordinated with and approved by the other Party in advance to the extent reasonably possible.

ARTICLE 12 - NO PARTNER RELATIONSHIP INTENDED

This Agreement is not intended to create a joint venture or partnership between Probex and Bechtel or to imply any commitment on either Party's part except as expressly provided herein. Neither Probex nor Bechtel shall have any authority to bind or act for, or assume any obligation, or responsibility on behalf of the other Party.

ARTICLE 13 - MARKETING AND  DEVELOPMENT ASSISTANCE

Bechtel shall from time to time but not less than quarterly, meet with Probex in order to establish and agree upon opportunities, if any, for Bechtel to pursue in the areas of marketing and development. During such meetings, Bechtel will make available information which encompasses advice, knowledge and know-how within the personal possession, transferability and control of Bechtel and used by Bechtel in marketing capital improvement projects to clients that utilize the services of world class engineering, procurement and construction companies. Examples of the information and assistance referred to herein include but are not limited to the following:

         a) Sharing with Probex planning and marketing techniques for market research, pricing and license support services.

         b) Exchanging with Probex information about competitive factors and trends in the market place.

         c) Providing routine assistance on Probex initiated sales calls to be reimbursed at Bechtel's standard hourly rates plus expenses.

         d) [Confidential material redacted and filed separately with the Commission]


Alliance Agreement                Page 20 of 37

         e) [Confidential material redacted and filed separately with the Commission]

ARTICLE 14 - SOLE OWNER

Probex represents and warrants that, as of the date of execution of this Agreement, Probex is the sole owner of the ProTerra(TM) Process. Probex constituent general or limited partners admitted after the effective date of this Agreement, Probex' successors and assigns, and any future recipient of any ownership or other property interest in the ProTerra(TM) Process shall be bound by the releases, limitations on liability, and other protections of Bechtel set forth in this Agreement and all other


Alliance Agreement                Page 21 of 37
contractual agreements between the Parties. Probex will obtain the express written agreement of each such person to be bound by such release, limitations on liability and other protections of Bechtel herein, and such written agreements to be in form and substance reasonably satisfactory to Bechtel.

Bechtel represents and warrants that, as of the date of execution of this Agreement Bechtel is the sole owner of the MP Refining(SM) Process. Bechtel's constituent general or limited partners admitted after the effective date of this Agreement, Bechtel's successors and assigns, and any future recipient of any ownership or other property interest in the MP Refining(SM) Process shall be bound by the releases, limitations on liability, and other protections of Probex set forth in this Agreement and all other contractual agreements between the Parties. Bechtel will obtain the express written agreement of each such person to be bound by such release, limitations on liability and other protections of Probex herein, and such written agreements to be in form and substance reasonably satisfactory to Probex.

ARTICLE 15 APPLICABLE LAW

The construction, validity and performance of this Agreement shall be governed by Texas law.

ARTICLE 16 ALTERNATE DISPUTE RESOLUTION

16.1 If, at any time, any question, dispute or difference shall arise between the Parties, arising out of this Agreement or related thereto or to its validity, either Party may as soon as reasonably practicable, give to the other Party notice in writing of the existence of such question, dispute or difference, specifying its nature and the point at issue. The Executive Sponsors will meet for negotiations at a mutually agreed time and place and attempt to resolve the issue. If the matter has not been resolved within thirty (30) calendar days of the commencement of such negotiations, the Parties agree to consider resolution of the dispute through some form of Alternative Dispute Resolution (ADR) process which is mutually acceptable to the Parties.

16.2 If the Parties do not agree on an ADR process within thirty (30) calendar days, or if the matter has not been resolved in the ADR process within sixty (60) calendar days after the Parties have agreed to submit to the ADR process, each Party shall have the right to institute arbitration proceedings under the arbitration rules of the American Arbitration Association.

16.3 All disputes arising in connection with this Agreement shall be fully and finally settled under the Construction Industry Rules of the American Arbitration Association, by one or more arbitrators appointed in accordance with those Rules, on the basis of the terms of this Agreement, relevant trade usages and general principles of law. Arbitration awards rendered shall not be subject to any form of appeal, but judgment thereon may be entered in any court or application may be made to any court for a judicial acceptance of the award and an order of enforcement as the case may be.


Alliance Agreement                Page 22 of 37

16.4 Arbitration will be in the English language, and shall be held in a location mutually acceptable to the Parties, or if the Parties are unable to agree on a location at a site determined by the American Arbitration Association.

ARTICLE 17- TERMINATION

17.1 This Agreement shall be in effect from the effective date of execution of this Agreement and shall remain in effect until it is terminated under the terms of this Agreement.

17.2 This Agreement shall be in effect from the date of execution of this Agreement and shall continue in full force and effect for five (5) year's from said date. Should neither Party cancel the Agreement at the end of the initial five year term, the Agreement shall continue on a year-to-year basis unless it is renewed for a term greater than one year by the mutual agreement of the Parties. Either Party may terminate this Agreement effective on the Agreement renewal date, provided such Party has given written notice of its intent to terminate at least three (3) months prior to the applicable renewal date.

17.3 PROBEX AGREES THAT IT SHALL HAVE NO RIGHT TO TERMINATE THIS AGREEMENT FOR CONVENIENCE, AND SHALL ONLY HAVE THE RIGHT TO TERMINATE THIS AGREEMENT FOR A MATERIAL BREACH BY BECHTEL OR ITS AFFILIATES OF ITS PROVISIONS, INCLUDING SPECIFICALLY, ARTICLE 19.

         BECHTEL AGREES THAT IT SHALL HAVE NO RIGHT TO TERMINATE THIS AGREEMENT FOR CONVENIENCE, AND SHALL ONLY HAVE THE RIGHT TO TERMINATE THIS AGREEMENT FOR A MATERIAL BREACH BY PROBEX OR ITS AFFILIATES OF ITS PROVISIONS, INCLUDING SPECIFICALLY, ARTICLE 19.

17.4 Probex reserves the right to terminate for convenience any individual Project to be undertaken pursuant to this Agreement, although Probex will not have the right to terminate an EPC Contract for the sole purpose of substituting another contractor.

17.5 Bechtel reserves the right to suspend or terminate individual EPC Contracts for non-payment, to the extent therein provided.

17.6 If this Agreement is terminated or not renewed then Articles 8 ("Liability Exclusions"), 9 ("Ownership of Data and Intellectual Property Rights"), and 10 ("Confidential Information") of this Agreement shall survive such termination or non-renewal of this Agreement.

ARTICLE 18 - ORDER OF PRECEDENCE

In the event of a conflict between any of the following items, they shall take precedence in the order listed:

         a) Individual Project agreements for any Project in the following order of precedence, as applicable:


Alliance Agreement                Page 23 of 37

               (i)      EPC Contract

               (ii) Other Project agreements, the order of precedence of which to be mutually agreed by the Parties for each Project (regardless of whether such Project agreements are dated before or after the effective date of this Agreement).

         b)   This Alliance Agreement

         c)   The Master License Agreement

ARTICLE 19 - FAIR OPERATION OF AGREEMENT

In entering into this Agreement, Bechtel and Probex recognize that it is impracticable to make provision for every contingency which may arise during the life of the Agreement. Bechtel and Probex concur in the principle that the Agreement shall operate between them with fairness and good faith, and if, in the course of the performance of this Agreement, an infringement of this principle is anticipated or disclosed, then Bechtel and Probex shall promptly consult together in good faith in an endeavor to agree upon such action as may be necessary to remove the cause or causes of such infringement.

ARTICLE 20 - APPROVED  MODULE  FABRICATORS

Exhibit 2 contains an approved lists of module fabricators for the ProTerra(TM) Process. This approved list of module fabricators may be modified by mutual consent of Probex and Bechtel.

ARTICLE 21 - NOTICES

All notices required to be given under any provision of this Agreement by either Party hereto shall be given by certified mail return receipt requested or via facsimile, addressed to the office of the Party named in this Agreement, as follows, subject to any changes occurring at one Party and to be promptly notified to the other Party:

         Bechtel Corporation              Probex Corporation
         3000 Post Oak Blvd.              13355 Noel Rd., Ste. 1200
         Houston, Texas 77056             Dallas, Texas 75240

         Attn: Mitch Clayman              Attn: David J. McNiel

         Tel: 713/235-3386                Tel: 972-788-4772
         Fax: 713/235-4494                Fax: 972-980-7068

ARTICLE 22 - ASSIGNMENT

Neither Party shall assign its obligations under this Agreement without the prior written consent of the non-assigning Party, provided, however, that a Party may assign any of its rights or obligations hereunder to a related entity subject to the assigning Party remaining fully responsible and liable towards the non-assigning Party for the performance by such related entity of any assigned obligations.


Alliance Agreement                Page 24 of 37

ARTICLE 23 - COMPLIANCE WITH LAW

23.1 Foreign Corrupt Practices Act. The Parties agree that they at all times shall comply with, and that all rights and obligations hereunder shall be subject to, all applicable laws, regulations, orders and decrees of any court or governmental authority. With respect to any international Projects, each Party represents and warrants that it and its employees:
         (i) are familiar with the provisions and requirements of the Foreign Corrupt Practice Act (the "FCPA"), a Federal Law of the United States of America, including the record keeping requirements thereof; and (ii) recognizes that full compliance with the letter and spirit of the FCPA is the corporate policy of the Parties. In all matters relating to this Agreement, each Party will conduct itself in full compliance with the FPCA.

23.2 Import Export Regulations. Each Party acknowledges and agrees that any exportation of technical information and data relating to the ProTerra(TM) Process and the MP Refining(SM) Process shall be made in strict compliance with all laws and regulations of the United States, including the United States Department of Commerce's export control regulations.

ARTICLE 24 -- ENTIRE AGREEMENT

This Agreement, its appendices and Exhibits shall constitute the entire agreement between the Parties relating to the subject matter hereof and, except for previously executed contracts between the Parties, shall supersede all prior writings, agreements and understandings, whether written or oral, relating to the subject matter thereof.

This Agreement may be amended only in writings executed by the authorized representatives of Probex and Bechtel.

IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be executed by their respective duly authorized representatives on the date set forth below, to be effective, however, for all purposes, as of the day and year first hereinabove written.

BECHTEL CORPORATION                      PROBEX CORPORATION

By:                                      By:
       -------------------------------          -------------------------------

Name:                                    Name:
       -------------------------------          -------------------------------

Title:                                   Title:
       -------------------------------          -------------------------------

Date:                                    Date:
       -------------------------------          -------------------------------


Alliance Agreement                Page 25 of 37

                                    EXHIBIT 1
               OWNERSHIP OF DATA AND INTELLECTUAL PROPERTY RIGHTS

         1.1 Ownership of Background Data and IP Rights Therein

         All Data, and all copyrights, design rights, patents, trademarks, trade secrets, and other intellectual property rights including such intellectual property rights contained in any Data (collectively, "IP Rights") owned, developed or prepared by Probex prior to the date of this Agreement or otherwise independently developed or acquired thereafter (collectively, "Probex Background Data and IP Rights") shall remain the property of Probex. All Data and IP Rights in such Data owned, developed or prepared by Bechtel prior to the date of this Agreement hereof or otherwise independently developed or acquired thereafter (collectively, "Bechtel Background Data and IP Rights") shall remain the property of Bechtel.

         1.2 Use of Background Data.

         (a) Bechtel Background Data and IP Rights. Ownership of all Bechtel Background Data and IP Rights disclosed to Probex or used by Bechtel in connection with this Agreement shall remain vested in Bechtel, but Bechtel hereby grants, and Probex accepts such grant of, a non-exclusive right to use such Bechtel Data and IP Rights, except for Bechtel's MP Refining(SM) Process Background Data and IP Rights, to Probex, and to any third party whom Probex has authorized or may in the future properly authorize to use, copy, or modify such Bechtel Data and IP Rights solely in connection with the construction of Used Oil processing plants for Probex, its Affiliates and Subsidiaries (as hereinbelow defined).

         (b) Probex Background Data and IP Rights. Ownership of all Probex Background Data and IP Rights disclosed to or used by Bechtel in connection with this Agreement shall remain vested in Probex. Bechtel may use such Probex Background Data and IP Rights solely as needed to perform technical services for Probex or Services under any EPC Contract.

         (c) Third Party Background Data and IP Rights. In respect of any Data or IP Rights vested in any third party that are to be supplied to Probex, but not prepared or developed by


Alliance Agreement                Page 26 of 37

Bechtel, under or in connection with this Agreement, Bechtel shall obtain from such third party (with any associated costs to Probex's account (except in the case of the MP Refining(SM) Process) with Probex's prior approval) permission, waiver, or license as may be necessary to satisfy the obligations of Bechtel under and to fulfill the purpose of this Agreement.

         (d) Confidentiality of Background Data. The Parties agree that their respective Background Data and IP Rights shall be treated as Confidential Information as provided in Article 10 of this Agreement.

         1.3 Pretreatment Stage Developed Data and IP Rights.

         (a) Ownership. With regard to the pretreatment stage of the ProTerra(TM) Process, ownership of all Data and IP Rights (excluding Bechtel Background Data and IP Rights) prepared or developed by Bechtel (collectively, "Pretreatment Stage Developed Data and IP Rights") shall vest in Probex. All such Pretreatment Stage Developed Data and IP Rights shall be clearly marked, where possible, as Probex's property.

         (b) Restriction on Use. Bechtel may use the Pretreatment Stage Developed Data and IP Rights solely as needed to provide technical services to Probex or Services under any EPC Contract. To the extent that a Party's Background Data is incorporated, used or referred to in any Pretreatment Stage Developed Data or IP Rights therein, that Party's use, rights or ownership in its Background Data shall not be restricted, affected, or limited in any way, to the extent herein provided.

         1.4 Distillation Stage Developed Data and IP Rights.

         (a) Ownership. With regard to the distillation stage of the ProTerra(TM) Process, ownership of all Data and IP Rights (excluding Bechtel Background Data) prepared or developed by Bechtel hereunder (collectively, "Distillation Stage Developed Data and IP Rights") shall vest in Probex. All such Distillation Stage Developed Data and IP Rights shall be clearly marked, where possible, as Probex's property.


Alliance Agreement                Page 27 of 37

         (b) License to Use. Probex hereby grants to Bechtel, and Bechtel accepts such grant of, a non-exclusive, irrevocable, royalty-free license to use, copy or modify the Distillation Stage Developed Data and IP Rights in connection (i) with the subject matter of this Agreement, or (ii) with a plant that refines oil into various by-products, provided that the plant does not manufacture or refine oil products from Used Oil. To the extent that a Party's Background Data is incorporated, used or referred to in any Distillation Stage Developed Data or IP Rights therein, that Party's use, rights or ownership in its Background Data shall not be restricted, affected, or limited in any way, to the extent herein provided.

         1.5 Finishing Stage Developed Data and IP Rights

         (a) Joint Ownership. With regard to the finishing stage of the ProTerra(TM) Process ("Finishing Stage"), ownership of all Data and IP Rights (excluding Bechtel or Probex Background Data and IP Rights) prepared or developed by Bechtel or Probex (collectively, "Finishing Stage Developed Data and IP Rights") shall jointly vest in Bechtel and Probex. Any joint ownership by Probex of the Finishing Stage Developed Data and IP Rights shall not be deemed to permit Probex to utilize the Solvent Finishing Unit without an MP Refining(SM) license agreement. All such Finishing Stage Developed Data and IP Rights shall be clearly marked, where possible, as the property of Bechtel and Probex.

         (b) Rights to Use. Except as expressly provided in this sub-section, neither Party may use the Finishing Stage Developed Data and IP Rights without the prior written consent of the other Party. Notwithstanding any other provision of this Agreement, or any other written or oral agreement between the Parties, the Parties may use the Finishing Stage Developed Data and IP Rights as follows:

    (i) Use in Connection with This Agreement. Each Party and its representatives, agents, and contractors have a non-exclusive, irrevocable, royalty-free right to use, copy, or modify the Finishing Stage Developed Data and IP Rights in connection with the subject matter of this Agreement or of any project agreements.


Alliance Agreement                Page 28 of 37

    (ii) Probex Use. Probex and its Affiliates, representatives, agents, and contractors have an exclusive (subject only to the joint rights of Bechtel), irrevocable, royalty-free right to use, copy, or modify the Finishing Stage Developed Data of the IP rights therein solely in connection with plants that manufacture or refine oil products from Used Oil; provided, however, that if this Agreement is terminated, neither Probex nor its Affiliates shall have the right to use, copy or modify the Finishing Stage Developed Data or the IP Rights therein with regard to future plants that manufacture or refine oil products from Used Oil, but the foregoing shall not affect any existing projects, to the extent that project agreements for such projects have been executed, that survive the Alliance Agreement.

         (iii) Bechtel Use. Bechtel and its representatives, agents, and contractors have an exclusive (subject only to the joint rights of Probex), irrevocable, royalty-free right to use the Finishing Stage Developed Data in connection with any plant that refines oil into various by-products, provided that the plant does not manufacture or refine oil products from Used Oil; provided, however, that if this Agreement is terminated, neither Bechtel nor its Affiliates shall have the right to use, copy or modify the Finishing Stage Developed Data or the IP Rights therein with regard to future plants that manufacture or refine oil products from Used Oil, but the foregoing shall not affect any existing projects, to the extent that project agreements for such projects have been executed, that survive the Alliance Agreement.

         (iv) To the extent that a Party's Background Data is incorporated, used or referred to in any Finishing Stage Developed Data or IP Rights therein, that Party's use, rights or ownership in its Background Data shall not be restricted, affected, or limited in any way, to the extent herein provided.

         1.6 Balance of Plant Developed Data and IP Rights.

         (a) Ownership. With regard to the Balance of Plant, that is, any facilities other than those used in the ProTerra(TM) Process and Bechtel's MP Refining(SM) Process, ownership of all Data


Alliance Agreement                Page 29 of 37
and IP Rights (excluding Bechtel or Probex Background Data and IP Rights) prepared or developed by Bechtel or Probex hereunder (collectively, "Balance of Plant Developed Data and IP Rights") shall vest jointly in Probex and Bechtel. All such Balance of Plant Developed Data and IP Rights shall be clearly marked, where possible, as the property of Probex and Bechtel.

         (b) Restrictions on Use. Each Party shall have the right to use, modify, copy, license, or transfer the Balance of Plant Developed Data and IP Rights without payment of additional compensation to the other Party. Notwithstanding the foregoing, Bechtel shall not use or license for use the Balance of Plant Developed Data and IP Rights in any Used Oil refining facility. To the extent that a Party's Background Data is incorporated, used or referred to in any Balance of Plant Developed Data or IP Rights therein, that Party's use, rights or ownership in its Background Data shall not be restricted, affected, or limited in any way, to the extent herein provided.

         1.7 Third Party Obligation to Assign Developed Data.

         Bechtel shall use commercially reasonable efforts to obtain from any third party, including any subcontractor of Bechtel, the assignment, or the obligation to assign, to Probex any Data, and IP Rights regarding the pretreatment, distillation or finishing stage of the ProTerra(TM) Process, where such Data is (i) prepared or developed by that third party under or in connection with a Project agreement and (ii) an improvement or other modification of any process encompassing Confidential Information used in the pretreatment, distillation or finishing stages; provided that, if a third party refuses to assign such rights, Bechtel shall obtain Probex's written consent prior to allowing the subcontractor to perform services under any Project agreement.

         1.8 Each Party's Obligation to Produce Developed Data.

         Upon termination of this Agreement or Bechtel's completion of Services for a Project, each Party, at the other Party's request, shall furnish a copy of any and all Pretreatment Stage, Distillation Stage, Finishing Stage or Balance of Plant Developed Data to the requesting Party, including but not limited to copies, in electronic and any other requested format, as may be


Alliance Agreement               Page 30 of 37
reasonably requested, of any designs, drawings, plans, specifications, databases and reports prepared in connection with such Project.

         1.9 Assistance in Prosecuting Patents.

         (a) Notice of Intent to File a Patent Application. Each Party ("Filing Party") shall provide to the other Party ("the Notified Party") written notice fifteen (15) calendar days prior to filing an application for patent protection where the application claims an invention that includes Pretreatment Stage, Distillation Stage, Finishing Stage or Balance of Plant Developed Data. The notice shall identify the inventors and scope of the invention claimed in the application.

         (b) Jointly Owned Applications. Subject to a Party's entitlement to joint ownership under the terms of this Agreement, if the Notified Party desires to jointly own the above application, and any patent that issues therefrom, then the Notified Party must provide written notice thereof to the Filing Party within sixty (60) calendar days after receipt of notice pursuant to Paragraph 1.9(a), above. For any such joint application, the Parties shall (i) mutually agree to all matters regarding the application, including the choice of counsel, the content of the application, inventors named therein, scope of the claims, and any subsequent modifications or amendments thereto, (ii) share evenly all expenses, attorneys' fees, and costs associated with the prosecution of that application and maintenance of any patent that issues therefrom, and (iii) assist in the prosecution of that application, including the search for and preparation, review, and execution of documents at their own expense as needed.

         (c) Individually Owned Applications. If the Notified Party fails to provide the Filing Party timely written notice within sixty (60) calendar days after receiving notice under Paragraph 1.9(b), above, then the Filing Party shall be: (i) the sole owner of the application and any patents that issue therefrom, and (ii) solely responsible for all matters regarding the application, including any expenses, attorneys' fees, and costs associated with the prosecution of the application and maintenance of any patent that issues therefrom. For any such application, the Notified Party shall assist in the prosecution of that application, including the production, preparation, review, or execution of documents, at the Filing Party's expense, as needed for the prosecution of that application or transfer of all title therein to the Filing Party.


Alliance Agreement               Page 31 of 37

         (d) No Attack on Patents. To the extent allowed by law, neither Party shall challenge, or assist any other entity in challenging, the validity or enforceability of any patent that issues from an application filed or prosecuted pursuant to Paragraphs 1.9(b) or (c)above.

         (e) Further Assurances by Others. Each Party shall require its employees and any party functioning in the role of subcontractor, consultant, representative or agent and providing services under any Project agreement as applicable, to execute any and all papers, including assignments to Probex or Bechtel, as the case may be, and to take such other actions as may be necessary for the procurement by Probex or Bechtel of intellectual property rights throughout the world.

         1.10 Requirement for Restrictive Covenants. For any entity other than Bechtel providing services to Probex regarding the design, construction, testing, or operation of a plant for processing Used Oil using Bechtel's Background Data and IP Rights, Probex shall use commercially reasonable efforts to require, to the extent permitted by the laws of the applicable jurisdiction, that such entity or, at Probex's option, specific individuals of such entity providing services to Probex using Bechtel's Background Data and IP Rights, shall execute a restrictive covenant precluding it or them from performing those specific services utilizing Bechtel's Background Data and IP Rights on any other plant for refining Used Oil, except for a plant owned (in whole or in part) by Probex or its Affiliates or Subsidiaries, for a period of five (5) years from that individual's or entity's completion of such services provided to Probex.

         1.11 Additional Definition. For the purposes of this Exhibit 1, the term "Subsidiary" shall mean all corporations of which such designated company now or hereafter owns or controls, directly or indirectly, not less than fifty percent (50%) of the stock having the right to vote for directors thereof. For the purpose of this definition, the stock owned or controlled by a company shall be deemed to include all stock owned or controlled, directly or indirectly, by any other company of which it owns or controls not less than fifty percent (50%) of the stock having the right to vote for directors thereof. The foregoing shall include without limitation any organization not in corporate form such as a partnership if the designated company, directly or indirectly, has acquired a proprietary or equity interest, whether as a partner or otherwise, in such organization of not less than fifty percent (50%).


Alliance Agreement               Page 32 of 37

                                    EXHIBIT 2

                       LIST OF APPROVED MODULE FABRICATORS

The following vendors are approved module fabricators. Additional vendors may be added to this list of approved fabricators by the mutual agreement of Bechtel and Probex.

[Confidential material redacted and filed separately with the Commission]

Alliance Agreement               Page 33 of 37

                                    EXHIBIT 3

                                   INCENTIVES


The foregoing incentives shall be reflected, as appropriate and as applicable, in each EPC Contract for a Project (subject to Lender approval), and the Parties further agree and stipulate that all costs and incentives for any particular Project, to the extent applicable, must be evidenced in the particular EPC Contract for such Project, and that nothing in the Alliance Agreement or this
Exhibit 3 thereto shall be deemed to modify or otherwise affect the final Contract Price for any Project, as agreed in a mutually signed EPC Contract for a Project. In the event of any conflict or inconsistency between the terms of a mutually signed EPC Contract for a Project and the terms of the Alliance Agreement (including this Exhibit 3), the Parties agree that the terms of the EPC Contract shall supercede and control.

A. FEL INCENTIVE

REDUCTIONS IN TOTAL INSTALLED COST

Beginning with the first project after Wellsville, and for each subsequent project thereafter, the Alliance Advisory Group will meet to discuss an appropriate FEL incentive for each Probex Project, to be incorporated in the applicable Technical Services Agreement. The purpose of the FEL incentive will be to incentivise Bechtel to reduce the installed cost of each Probex Project (after Wellsville) based upon information gained from the Wellsville plant (and subsequent plants) once completed, together with the knowledge gained during the design, engineering, construction, commissioning, start-up, testing and operation of the Wellsville plant and later plants, as applicable, with the goal of achieving the greatest possible reductions in the installed costs of future plants. Early in the FEL work for each Probex Project, the Alliance Advisory Board will establish an appropriate target price for the lump sum price of the Probex Project, as well as the percentage of cost reduction to be shared with Bechtel. If the lump sum price for a Probex Project, as calculated in accordance with Article 6.3, is less than the established target price for such Probex Project, then Probex will share the cost savings with Bechtel.

B. EPC INCENTIVES

SHORTENED SCHEDULE:

If a Project reaches the guaranteed completion date (to be defined in each applicable EPC Contract) in advance of the guaranteed completion date (to be mutually agreed and specified by


Alliance Agreement               Page 34 of 37
the Parties in each EPC Contract), then Probex will pay Bechtel an incentive amount, in an amount to be agreed. [Confidential material redacted and filed separately with the Commission]

OPERABILITY / STREAM FACTOR

Each Project will be designed such that it processes a certain throughput of dry feedstock per year into on-spec products. This design is based upon a daily operating rate (throughput) and an annual stream factor.

If any plant achieves a dry feedstock throughput in excess of the target stream factor (to be agreed upon in each EPC Contract), then Probex will pay Bechtel and amount to be agreed in each EPC Contract, as applicable, [Confidential material redacted and filed separately with the Commission].

If incremental investment, i.e., additional capital cost or other capital investment in equipment or manpower is required to exceed the target stream factors, then downward adjustments in the incentive payments will be made at the discretion of Probex.

SAFETY

If Bechtel, as an EPC contractor for a Project, achieves a project-specific safety result in excess of a target for Recordable Injury Rate (RIR) for both Bechtel employees and their sub-contractors assigned to the Project (as shall be mutually agreed and set forth each EPC Contract), Probex will pay Bechtel as an incentive to improve safety and the RIR, in an amount to be agreed in each EPC Contract, as applicable.

MANAGEMENT JUDGMENT

Probex and Bechtel Executive Sponsors will meet annually for the purpose of reviewing the contributions of each Party to the Alliance and determining what, if any, additional incentive payment will be made to Bechtel for its contributions to the Alliance.


Alliance Agreement               Page 35 of 37